UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2019

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 11, 2019, C.H. Robinson Worldwide, Inc. (the “Company”) announced that Robert Biesterfeld, 43, has been named President and Chief Executive Officer, effective following the annual meeting of stockholders to be held on May 9, 2019 (the “Annual Meeting”). Mr. Biesterfeld will also stand for election as a member of the Board of Directors at the Annual Meeting.

Mr. Biesterfeld succeeds John Wiehoff who gave notice on February 6, 2019 of his intention to retire as President and Chief Executive Officer effective at the Annual Meeting. Mr. Wiehoff will continue to serve as an executive officer and on the Board of Directors as Chairman of the Board. The independent directors of the Board also appointed Scott Anderson, an independent member of the Board of Directors, to serve as Lead Director following the Annual Meeting.

Mr. Biesterfeld has been with the Company for 20 years. He currently serves as Chief Operating Officer, a position he assumed in March 2018. Prior to that, Mr. Biesterfeld served as President of North American Surface Transportation from January 2016 to January 2018, Vice President of Truckload from January 2014 to December 2015, Vice President of Sourcing and Temperature Controlled Transportation from January 2013 to December 2014, and General Manager for the U.S. West Sourcing Region for the Company’s sourcing division from 2003 to 2011. He began his career with the Company in 1999 in the Corporate Procurement and Distribution Services office.

The Compensation Committee of the Company’s Board of Directors approved the following compensation for Mr. Biesterfeld in connection with his appointment as CEO: (i) an annual base salary of $975,000, (ii) target annual cash incentive equal to 120% of his increased annual base salary, and (iii) an additional equity award having a fair value equal to $1,500,000 equally divided between performance shares and stock options, in addition to his regular annual equity award having a fair value equal to $1,925,000. In addition, in connection with Mr. Biesterfeld’s appointment as CEO, he will receive a one-time equity grant having a fair value equal to $3,000,000, also equally divided between performance shares and stock options having the same terms as the annual equity awards.

The Compensation Committee also approved compensation for Mr. Wiehoff in his continuing role as Chairman of the Board consisting of an annual base salary of $500,000, effective following the Annual Meeting.

A copy of the press release issued by the Company announcing Mr. Biesterfeld’s appointment is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated February 11, 2019	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary

Date: February 11, 2019